Report of Independent Registered Public Accounting Firm
To the Stockholder and Board of Directors of Principal National Life Insurance Company

We have audited the financial statements of Principal National Life Insurance Company (the Company) as of December 31, 2018 and 2017, for each of the three years in the period ended December 31, 2018, and have issued our report thereon dated April 4, 2019 (included elsewhere in this Registration Statement). Our audits of the financial statements included the financial statement schedules listed in Item 26(o) of this Registration Statement (the “schedules”). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s schedules based on our audits.
In our opinion, the schedules present fairly, in all material respects, the information set forth therein when considered in conjunction with the financial statements.

/s/Ernst & Young LLP

Des Moines, Iowa
April 4, 2019

Principal National Life Insurance Company
Schedule I - Summary of Investments - Other than Investments in Related Parties
As of December 31, 2018

Amount at Which
Shown in the
Statement of
Type of investment	Cost	Value	Financial Position
(In Thousands)
Fixed maturities, available-for-sale:
U.S. government and agencies	10,022.4	9,870.7	9,870.7
States, political subdivisions	44,973.5	45,916.3	45,916.3
Non-U.S governments	—	—	—
Corporate	94,057.6	91,169.9	91,169.9
Public utilities	—	—	—
Convertibles and bonds with warrants attached	—	—	—
Redeemable preferred	—	—	—
All other corporate bonds	—	—	—
Residential mortgage-backed securities	—	—	—
Commercial mortgage-backed securities	11,172.5	11,220.0	11,220.0
Collaterialized debt obligations	—	—	—
Other debt obligations	1999.0	1998.7	1998.7
Total fixed maturities, available-for-sale	162,255.0	160,175.6	160,175.6

Fixed maturities, trading	—	—	—

Equity securities, available-for-sale
Common stocks:
Banks, trust and insurance companies	—	—	—
Public utilities	—	—	—
Industrial, miscellaneous and all other	—	—	—
Non-redeemable preferred stock	—	—	—
Total equity securities, available-for-sale	—	—	—

Equity securities, trading	—	—	—

Mortgage loans	—	—	—

Real estate, net:
Real estate acquired in satisfaction of debt	—	XXXX	—
Other real estate	—	XXXX	—

Policy loans	23,910	XXXX	23,910
Other investments	—	XXXX	—

Total investments	$186,135.0	XXXX	$184,085.6

Principal National Life Insurance Company
Schedule III - Supplementary Insurance Information
As of December 31, 2018, 2017 and 2016 and for each of the years then ended

							Amortization
		Future	Contractholder			Benefits,	of Deferred
	Deferred	Policy	and other		Net	claims and	Policy	Other
	Acquisition	Benefits	policyholder	Premium	investment	settlement	Acquisition	operating
	Costs	and claims	funds	revenue	income	expenses	Costs	expenses
	(in thousands)
December 31, 2018
U.S. Insurance Solutions	—	1,246,613.4	2,169,919.6	7.2	(1.7)	(0.6)	—	3,481.6
Corporate	—	—	—	—	6,075.9	—	—	461.8
Principal National Life Insurance Company	—	1,246,614.3	2,169,919.6	7.2	6,074.2	(0.6)	—	3,943.4

December 31, 2017
U.S. Insurance Solutions	—	1,003,673.6	1,967,523.5	6.4	0.8	0.9	—	3,620.9
Corporate	—	—	—	—	4,865	—	—	369.3
Principal National Life Insurance Company	—	1,003,673.6	1,967,523.5	6.4	4,865.8	0.9	—	3,990.2

December 31, 2016
U.S. Insurance Solutions	—	777,641.9	1,741,845.5	6.6	3.5	0.5	—	2,990.4
Corporate	—	—	—	—	3,821.8	—	—	375.4
Principal National Life Insurance Company	—	777,641.9	1,741,845.5	6.6	3,825.3	0.5	—	3,365.8

Principal National Life Insurance Company
Schedule IV - Reinsurance
As of December 31, 2018, 2017 and 2016 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	Other	from Other		Assumed to
	Amount	Companies	Companies	Net Amount	Net
	(in thousands)
December 31, 2018
Life insurance inforce	245,168,044.3	245,166,277.3	3.0	1,767.0	0.2%

Premiums:
Life insurance	325,453.2	325,453.2	7.2	7.2	100%
Total	325,453.2	325,453.2	7.2	7.2	100%

December 31, 2017
Life insurance inforce	211,214,821.0	211,213,026.0	3.0	1,795.0	0.2%

Premiums:
Life insurance	277,905.7	277,905.7	6.4	6.4	100%
Total	277,905.7	277,905.7	6.4	6.4	100%

December 31, 2016
Life insurance inforce	170,936,608.0	170,934,656.0	2.0	1,952.0	0.1%

Premiums:
Life insurance	224,277.6	224,277.6	6.6	6.6	100%
Total	224,277.6	224,277.6	6.6	6.6	100%